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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Four Media Company on Form S-3 of our report dated October 6, 1997 on our audits of the consolidated financial statements of Four Media Company as of August 3, 1997 and August 4, 1996 and for the years ended August 3, 1997, August 4, 1996 and July 30, 1995, which report is included in Four Media Company's Annual Report on Form 10-K for the year ended August 3, 1997; our report dated January 15, 1998 on our audits of the combined financial statements of Visualize (d/b/a Pacific Ocean Post) and Affiliate as of October 31, 1997 and December 31, 1996 and for the ten months ended October 31, 1997 and the year ended December 31, 1996, which report is included in Four Media Company's Current Report on Form 8-K dated February 2, 1998 (as amended on Form 8-K/A); our report dated April 8, 1998 on our audits of the combined financial statements of Video Symphony, Inc. and Affiliate as of December 31, 1997, 1996 and 1995 and for the years then ended, which report is included in Four Media Company's Current Report on Form 8-K dated May 4, 1998 (as amended on Form 8-K/A). We also consent to the references to our firm under the caption "Experts."

                                                   PricewaterhouseCoopers LLP


Los Angeles, CA
July 29, 1998